Exhibit 99.1

Miromatrix Reports First Quarter 2022 Results and Provides Corporate Update

EDEN PRAIRIE, MN, May 16, 2022 - Miromatrix Medical Inc. (NASDAQ: MIRO), a life sciences company pioneering a novel technology for bioengineering fully transplantable organs to help save and improve patients' lives, today reported first quarter 2022 financial results and provided a corporate update.

"We continue to focus our efforts on advancing our bioengineered organs towards human clinical trials," said Jeff Ross, Ph.D., Miromatrix CEO. "The need for organ transplants constantly grows and Miromatrix is proud to be developing bioengineered organs that could be a solution for countless patients."

Business Highlights

●	Ended the first quarter of 2022 with $44.7 million of cash which reflects $1.7 million of one-time cash outlays in the quarter related to the build-out of our new headquarters. We continue to believe our cash balance is sufficient to last through 2023
●	On track to file IND application for MiroliverELAP™, our external liver assist product, in the second half of 2022, after which we believe we will receive FDA clearance to initiate a Phase 1 clinical trial
●	Continued pre-clinical development of Miroliver™ and Mirokidney™, our fully implantable bioengineered livers and kidneys

Miromatrix also announces the departure of Laji Kattungal, Vice President of Quality, who will be transitioning from Miromatrix at the end of July for health and personal reasons and a search has commenced for his replacement. "We appreciate Laji’s significant contributions to Miromatrix", said Dr. Ross. "As a multi-organ transplant recipient he has consistently been a driving force behind our mission to deliver bioengineered organs to patients in need. We are pleased that Laji will continue to lead the Quality team as we search for his successor to ensure a seamless transition. "

First Quarter 2022 Financial Results

Cash and cash equivalents totaled $44.7 million as of March 31, 2022 compared to $52.8 million as of December 31, 2021. The March 31, 2022 cash balance reflects $1.7 million of one-time cash outlays in the quarter related to the build-out of our new headquarters.

Operating loss was $7.2 million in the first quarter of 2022, compared to $2.7 million in the same period in 2021. The increase in operating loss was primarily attributable to increased general and administrative costs and research and development costs, relating to increases in headcount, pre-clinical supplies and services, and costs of being a public company.

Net loss was $7.2 million in the first quarter of 2022, compared to a net loss of $0.4 million in the same period in 2021. The increase in net loss was primarily attributable to the increase in operating loss, plus one-time gains recognized in 2021 that did not occur in 2022.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Monday, May 16, 2022, at 4:30 PM ET.

To participate in the call, please dial 877-407-3982 (domestic) or 201-493-6780 (international) and provide conference ID 13729510. The live webcast will be available on the Events & Presentations page of the Investors section of Miromatrix's website.

About Miromatrix

Miromatrix Medical Inc. is a life sciences company pioneering a novel technology for bioengineering fully transplantable human organs to help save and improve patients' lives. The Company has developed a proprietary perfusion technology platform for bioengineering organs that it believes will efficiently scale to address the shortage of available human organs. The Company's initial development focus is on human livers and kidneys. For more information, visit miromatrix.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward looking statements, including statements regarding the potential timing of the filing of the IND application for our MiroliverELAP product and the initiation of the related clinical trial. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "outlook," "guidance," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. The forward-looking statements in this press release are only predictions and are based largely on our current business plans, expectations, and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our history of significant losses, which we expect to continue; our limited history operating as a commercial company; our expectations with respect to the regulatory pathway of our product candidates, our ability to obtain regulatory approvals for such product candidates, and the anticipated effect of delays in obtaining any such regulatory approvals; our expectations with respect to preclinical and clinical trial plans for our product candidates, the results of such activities and the safety and efficacy of our product candidates; our ability to commercialize our product candidates; our ability to compete successfully with larger competitors in our highly competitive industry; our ability to achieve and maintain adequate levels of coverage or reimbursement for any future products we may seek to commercialize; our ability to compete successfully with larger competitors in our highly competitive industry; our expectations regarding our manufacturing capabilities; a pandemic, epidemic or outbreak of an infectious disease in the U.S. or worldwide, including the outbreak of the novel strain of coronavirus, COVID-19; product liability claims; our ability to establish and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our ability to attract and retain senior management and key scientific personnel; and other important factors that could cause actual results, performance or achievements to differ materially from those expected or projected. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company's Registration Statement on Form S-1 (File No. 333-256649), as amended, filed with the U.S. Securities and Exchange Commission and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact

Greg Chodaczek

347-620-7010

ir@miromatrix.com

Media Contact:

press@miromatrix.com

MIROMATRIX MEDICAL INC.

Condensed Balance Sheets

	March 31,	December 31,
	2022	2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,684,677	$52,811,531
Restricted cash	800,100	800,100
Receivable from Reprise Biomedical, Inc.	6,768	17,819
Tenant improvement allowance receivable	—	1,256,950
Prepaid expenses and other current assets	652,226	450,873
Total current assets	46,143,771	55,337,273
Right of use asset	1,820,900	—
Property and equipment, net	5,992,237	5,591,726
Total assets	$53,956,908	$60,928,999

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$61,209	$333,849
Current portion of deferred royalties	611,676	488,368
Accounts payable	478,866	2,094,854
Current portion of financing lease obligations	57,029	58,037
Current portion of lease liability	284,348	—
Current portion of tenant improvement obligation	—	160,462
Accrued expenses	995,900	1,428,622
Total current liabilities	2,489,028	4,564,192
Deferred royalties, net	491,733	491,733
Long-term debt	385,997	385,997
Deferred rent	—	207,204
Financing lease obligations, net	40,069	52,768
Lease liability, net	3,014,530	—
Tenant improvement obligation, net	—	1,029,629
Accrued interest	78,262	71,592
Total liabilities	6,499,619	6,803,115
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.00001; 190,000,000 shares authorized; 20,546,583 issued and outstanding as of March 31, 2022 and 20,385,645 issued and outstanding as of December 31, 2021	206	204
Additional paid-in capital	128,712,746	128,177,594
Accumulated deficit	(81,255,663)	(74,051,914)
Total shareholders’ equity	47,457,289	54,125,884
Total Liabilities and Shareholders’ Equity	$53,956,908	$60,928,999

MIROMATRIX MEDICAL INC.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2022	2021

Licensing revenue	$6,768	$6,108
Cost of goods sold	125,000	125,000
Gross loss	(118,232)	(118,892)
Operating expenses:
Research and development	4,005,908	1,868,001
Regulatory and clinical	355,238	83,705
Quality	440,935	85,787
General and administration	2,272,557	562,874
Total operating expenses	7,074,638	2,600,367
Operating loss	(7,192,870)	(2,719,259)
Interest income	770	40
Interest expense	(10,891)	(305,374)
Loss on disposal of property and equipment	(758)	—
Amortization of discount on note	—	(32,586)
Change in fair value of derivative	—	193,971
Research grants	—	150,537
Equity loss in affiliate	—	(223,633)
Gain on sale of equity investment	—	1,983,912
Gain on debt extinguishment	—	518,050
Net loss	$(7,203,749)	$(434,342)
Net loss per share, basic and diluted	$(0.35)	$(0.19)
Weighted average shares used in computing net loss per share, basic and diluted	20,478,164	2,255,378